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PROSPECTUS SUPPLEMENT
To Prospectus dated April 11, 1997

                                          FILED PURSUANT TO RULE 424(B)(3)
                                        REGISTRATION STATEMENT NO. 333-23665


                                  $600,000
                   9% SENIOR SUBORDINATED NOTES DUE 2007
                              IN EXCHANGE FOR
                 9% EXCHANGE SENIOR SUBORDINATED NOTES DUE 2007
              (WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT)
                                   OF
                      SUN INTERNATIONAL HOTELS LIMITED
                   SUN INTERNATIONAL NORTH AMERICA, INC.

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          This Supplement (the "Supplement") to the Prospectus dated April
11, 1997 (the "Prospectus") of Sun International Hotels Limited and Sun International North America, Inc., the terms of which are incorporated herein by reference, supplements and amends certain disclosures contained in the Prospectus. Capitalized terms used and not defined herein have the meanings set forth in the Prospectus.

          This Supplement relates to the exchange of $600,000 of aggregate principal amount of Exchange Notes by a single holder for a like principal amount of Outstanding Notes. This Exchange will occur on the same terms and conditions as the Exchange Offer, except that it will occur after the expiration of the Exchange Offer.

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          SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF CERTAIN
RISKS TO BE CONSIDERED BEFORE EXCHANGING OUTSTANDING NOTES FOR EXCHANGE NOTES.

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  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS SUPPLEMENT OR THE PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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   NO GAMING REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF
    THIS SUPPLEMENT OR THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                                 UNLAWFUL.

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            The date of this Prospectus Supplement is June 19, 1997.